SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2012

GRAPHITE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54336	26-0641585
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1031 Railroad Street, Suite 102A Elko, NV 89801 (Address of principal executive offices) (775) 473-1355 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Graphite Corp.

Form 8-K

Current Report

Item 1.01

Entry into a Material Definitive Agreement.

Minerals Lease Agreement.

On July 11, 2012, Graphite Corp., a Nevada Corporation (the “Company”) entered into that certain Minerals Lease Agreement (the “Agreement") with Mr. Jonathan B. Smith, Mr. James I. Smith and Ms. Celinda S. Hicks (the "Lessors"), giving the Company the right to conduct mineral exploration activities on and in certain land and mining claims, which are comprised of a total of approximately one hundred acres (100) collectively known as Montana Property (the “Property”), situated in Beaverhead County, Montana, for a term of twenty five (25) years (the “Term”) with the right to renew.  As consideration, the Company shall pay Lessors: (i) an annual payment of three thousand five hundred dollars ($3,500) over the Term of the Agreement; and (ii) a production royalty (the “Royalty”) equal to three percent (3%) of the net smelter returns on the 1st of each month, per the terms and conditions of the Agreement. The Agreement also provides that the Company shall have a one-time right to purchase one and one half percent (1.5%) of the Royalty in the Property for one million five hundred thousand dollars ($1,500,000). Additionally, pursuant to the Agreement, the Company shall be granted the subsequent right to participate in the development of minerals from the Property subject to the terms and conditions of this Agreement.

The foregoing summary description of the terms of the Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Settlement Agreement.

On July 26, 2012, the Company entered into a Settlement Agreement and General Mutual Release (the “Settlement Agreement”) with Ms. Gloria Ramirez-Martinez (“Ms. Ramirez-Martinez”). Pursuant to the terms of the Settlement Agreement, the Company paid fifty thousand dollars ($50,000) in partial satisfaction of a debt (the “Debt”) owed to Ms. Ramirez-Martinez in the aggregate amount of sixty four thousand seven hundred seventy five dollars and fifty one cents ($64,775.51) for funds previously lent to the Company. The remainder of the Debt shall remain as an unsecured, non-interest bearing debt of the Company, per the terms and conditions set forth in the Settlement Agreement.

The foregoing summary description of the terms of the Settlement Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the Settlement Agreement, reference is made to such agreement, which is filed as Exhibit 10.2, hereto, and is incorporated by reference.

Item 2.03

Creation of a Direct Financial Obligation

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01

Financial Statements and Exhibits

EXHIBITS

10.1	Minerals Lease Agreement
10.2	Settlement Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   August 1, 2012

Graphite Corp.

By:  /s/ Brian Goss

Name: Brian Goss

Title:   President